Exhibit 10.38

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
WAREHOUSING CREDIT AND SECURITY AGREEMENT

This Second Amendment to Third Amended and Restated Warehousing Credit and Security Agreement (this “Amendment”), is entered into effective as of the 29th day of June, 2003, by and among SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc. (“Company”), WASHINGTON MUTUAL BANK, FA, a federal association, successor by merger to BANK UNITED, in its capacity as one of the Lenders and Agent for the Lenders (“Agent”) and the lenders (“Lenders”) party to the Warehouse Agreement, as defined below.

Section 1.                                            Recitals.  Company, Agent, and Lenders have entered into that certain Third Amended and Restated Warehousing Credit and Security Agreement dated September 30, 2002, (the “Warehouse Agreement”) for the purposes and consideration therein expressed, pursuant to which Lenders have agreed to make loans to Company as therein provided. Company, Agent, and Lenders desire to amend the Warehouse Agreement to make certain modifications as more particularly set forth herein. Therefore, Company, Agent, and Lenders hereby agree as follows, intending to be legally bound:

Section 2.                                             Definitions and References.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms in the Warehouse Agreement shall have the same meanings whenever used in this Amendment.

Section 3.                                            Amendments.  The Warehouse Agreement is hereby amended, as follows:

(a)                                  The following definition in Section 1.1 of the Warehouse Agreement is hereby amended as follows:

“Commitment” means the commitment of the Lenders to make Advances hereunder in an aggregate principal amount at any time outstanding that shall not exceed SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) (“Aggregate Commitment Amount”), provided, however, that (a) on July 31, 2003, the Aggregate Commitment Amount shall be reduced to TWENTY-EIGHT MILLION AND NO/100 DOLLARS ($28,000,000.00) and (b) no Lender’s portion of such Advances may ever exceed its Commitment Amount.  The Commitment shall be composed of two tranches with the first tranche (“Tranche A Commitment”) being in the amount of $47,000,000.00 and having a Termination Date occurring on the close of business on July 30, 2003 and the second tranche (“Tranche B Commitment”) being in the amount of $28,000,000.00 and having a Termination Date occurring on July 31, 2004.

“Loan Documents” means this Agreement, the Notes, the Swing Line Note, and each other document, instrument or agreement executed by the Company or any other Person in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

“Obligations” means any and all indebtedness, obligations, and liabilities of the Company to each Lender, the Agent, and the Swing Line Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents, or any of them, and any renewals, extensions, modifications, enlargements, reinstatements or rearrangements thereof.

“Swing Line” means the short term revolving credit facility provided for in Section 2.10 under which the Company may borrow from Washington Mutual to bridge the Company’s daily borrowing requirements under the Commitment.

“Swing Line Advances” means a disbursement by the Swing Line Lender under the Swing Line.

“Swing Line Advance Due Date” means, with respect to each Swing Line Advance, the second (2nd) Business Day following the Business Day when Washington Mutual funds such Swing Line Advance.

“Swing Line Limit” means, for any day, the least of (x) Ten Million Dollars ($10,000,000.00) or (y) the amount of the Commitment for that day minus the sum of all Advances outstanding on that day.

“Swing Line Lender” means Washington Mutual.

“Swing Line Note” means the promissory note delivered by Company to Swing Line Lender pursuant to Section 2.13 of this Agreement in the form of Exhibit “R” attached hereto and all renewals, extensions, and modifications thereof and all substitutions therefor.

(b)           Exhibit “O” to the Warehouse Agreement is deleted in its entirety and Exhibit “O” to this Amendment is given in substitution and replacement thereof.

(c)           Section 2.2 (d) of the Warehouse Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“(d)                           Each Advance Request shall constitute a request for both (l) a Swing Line Advance to be funded by Swing Line Lender and an Advance to be made by Lenders to refinance that Swing Line Advance on its Swing Line Due Date and (2) the Advance requested by the text of the Advance Request to be funded by the Lenders. The Swing Line Lender may elect, in its sole discretion, to fund such Advance Request as a Swing Line Advance. If the Swing Line Lender elects not to fund such Advance Request as a Swing Line Advance, the Agent shall promptly, and in any case not later than 1:00 p.m. on the date an Advance is to be made, notify each Lender of its receipt of an Advance Request, the matters specified therein, and of such Lender’s Commitment Percentage of the requested Advance. If all conditions precedent to such Advance have been met, each Lender shall remit its Commitment Percentage of any Advance requested in an Advance Request to Agent’s principal office in Houston, Texas, by wire transfer according to Agent’s wire instructions, in funds that are available for immediate use by Agent by 4:00 p.m. on the date such Advance is to be made.”

(d)                                 Section 2.7 (a) and (b) of the Warehouse Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“(a)                            Payments.  Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent on behalf of the Lenders and the Swing Line Lender, as applicable, not later than the close of business (Houston, Texas time) on the date when due unless such date is a non-Business Day, in which case, such payment shall be due not later than 2:00 p.m. (Houston, Texas time) on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds.  Any such payment made after 2:00 p.m. (Houston, Texas time) shall be deemed to be received on the next Business Day and, if applicable, interest thereon shall continue to accrue until such next Business Day. No Lender directly invoices Company for - and only Agent invoices Company for – interest under the Loan Documents.

(b)                                 Distributions.  When received under Section 2.7(a) above, Agent shall distribute each payment to each Lender ratably in accordance with its Commitment Percentage or Swing Line Lender, as applicable, reasonably promptly after receipt but by no later than 4:00 p.m. on the Business Day the payment is deemed to be received by Agent under Section 2.7(a) above. If Agent fails to distribute any payment to any Lender or the Swing Line Lender as required by this Section 2.7(b), then Agent shall pay to that Lender or the Swing Line Lender, as applicable, on demand interest on that payment, from the date due under this clause until paid, at any annual interest rate equal from day to day to the Federal Funds Rate.”

(e)                                  The following Section 2.13  Swing Line.  is hereby added to the end of Article 2 of the Warehouse Agreement for all purposes:

“2.13                     Swing Line.  On the terms and subject to the conditions set forth herein, the Swing Line Lender agrees, from time to time during the period from the date hereof to but not including the Termination Date, to fund revolving credit Swing Line Advances to the Company in principal amounts which do not on any day exceed in the aggregate when combined with all other Swing Line Advances outstanding on that day the Swing Line Limit for the purpose of initially funding requested Advances under the Commitment. A Swing Line Advance shall bear interest, from the date of such Swing Line Advance until paid in full, at the interest rates applicable to an Advance if such Swing Line Advance had been initially funded by the Lenders as an Advance under the Commitment.  Interest on such Swing Line Advances shall be due and payable to the Swing Line Lender on the same dates and in the same manner as interest on Advances is due and payable under Section 2.4 of this Agreement. Swing Line Advances shall be evidenced by the Swing Line Note. Each Lender absolutely and unconditionally agrees to fund such Lender’s Commitment Percentage of each Swing Line Advance, regardless of any Default or Event of Default or other condition which would otherwise excuse such Lender from funding its Commitment Percentage of such Swing Line

Advance, provided that (A) no Lender shall be required to make Advances to repay Swing Line Advances which would cause such Lender’s portion of all Advances then outstanding to exceed such Lender’s Commitment Amount, in each case at the time the Lender funds its Commitment Percentage of such Swing Line Advances; and (B) a Lender shall not be obligated to make Advances to repay Swing Line Advances unless the Swing Line Lender believed in good faith that all conditions to making the subject Swing Line Advance were satisfied at the time such Swing Line Advance was made. Upon an Event of Default and the acceleration of the Obligations, each Lender (including Wamu) shall fund such Lender’s Commitment Percentage of all outstanding Swing Line Advances.  Agent shall notify each Lender no later than 11:00 a.m. of the Swing Line Advance Due Date of an Advance Request funded by a Swing Line Advance and of such Lender’s Commitment Percentage in the Advance to refinance such Swing Line Advance.  Each Lender’s Commitment Percentage of Swing Line Advance shall be remitted to the Agent on behalf of Swing Line Lender in immediately available funds by wire transfer according to Agent’s wire instructions by 4:00 p.m. on (i) the date of Agent’s notice to refinance such Swing Line Advance, if such notice is made prior to 11:00 a.m. on such date or (ii) otherwise, the first Business Day following such notice.  Agent shall promptly apply such Lender’s Advances to the Swing Line Advances outstanding and remit the same promptly to the Swing Line Lender. Upon any such delivery and application, the amount so refunded shall cease to be a Swing Line Advance, and shall become an Advance made by the applicable Lender to the Company. If a Lender fails to make its Commitment Percentage of that Swing Line Advance available to Agent on its due date (whether because of that Lender’s default, because that Lender is not open for business on that Business Day, or otherwise) then Agent may recover that amount on demand (i) from that Lender, together with interest at the Federal Funds Rate, during the period from the due date to the date Agent recovers that amount from that Lender - which payment is deemed to be that Lender’s Commitment Percentage of that Advance or (ii) if that Lender fails to pay that amount upon demand, then from Company together with interest at an annual interest rate equal to the rate applicable to the requested Advance during the period from the due date to the date Agent recovers that amount from Company.

(f)                                    Section 7.6  Adjusted Tangible Net Worth of the Warehouse Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“7.6                           Adjusted Tangible Net Worth Permit the sum of the Adjusted Tangible Net Worth of Company (and its Subsidiaries, on a consolidated basis) to be less than an amount equal to the sum of THREE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($3,600,000.00) plus fifty percent of the Company’s net income for each calendar month on a cumulative basis (in no event shall the foregoing amount be reduced by any net loss of the Company realized at any time), computed as of the end of each calendar month.

(g)                                 Section 8.3     Application of Proceeds.  of the Warehouse Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“8.3                           Application of Proceeds.  The proceeds of any sale, disposition or other enforcement of the security interest in all or any part of the Collateral shall be applied by the Agent as follows:

First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Agent’s agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Agent in connection therewith;

Second, to the payment of all amounts due and payable on the Swing Line Note;

Third, to the payment of all amounts due (other than principal and interest) under the Notes or this Agreement - payable ratably to Lenders in the proportion that each Lender’s share of those amounts bears to the total of those amounts for all Lenders;

Fourth, to the payment of interest accrued and unpaid on the Notes - payable ratably to each Lender in accordance with its Commitment Percentage;

Fifth, to the payment of the outstanding principal balance of the Notes - payable ratably to each Lender in accordance with its Commitment Percentage;

Sixth, to the payment of all other Obligations - payable ratably to Lenders in the proportion that each Lender’s share of those amounts bears to the total of those amounts for all Lenders; and

Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations of the Company, the Company shall remain liable for any deficiency.

(h)                                 Exhibit “R” to this Amendment is added as Exhibit  “R” to the Warehouse Agreement.

Section 4.                                            Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the Obligations of Company as evidenced by the Loan Documents. Company hereby acknowledges, agrees, and represents that (i) Company is indebted to Lenders pursuant to the terms of the Notes; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, first, prior, valid and subsisting liens, security interests and assignments against the Collateral and secure all indebtedness and obligations of Company to Lenders under the Notes, the Warehouse Agreement, all other Loan Documents, as modified herein; (iii) all of the representations and warranties contained in the Warehouse Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date; (iv) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (v) Company has no claims, offsets, defenses or counterclaims arising from any of the Agent’s or Lenders’ acts or omissions with respect to the Loan Documents, or the Agent’s or Lenders’ performance under the Loan Documents; (vi) the representations and warranties contained in the Loan Documents are true and correct representations and warranties of Company, as of the date hereof; and (vii) Company is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Company of Company’s obligations under the terms and provisions of the Loan Documents. In consideration of the modification of Loan Documents, all as herein provided, and the other benefits received by Company hereunder, Company hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent, each Lender, their respective predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Lender Released Parties”), of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Company has, or may have against Lender Released Parties, arising out of or with respect to any and all transactions relating to the Warehouse Agreement, the Notes, and the other Loan Documents occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Lender Released Parties, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of competence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influence and Corrupt Organizations Act, intentional or negligent infliction of emotional or mental distress, tortious interference with corporate governance or prospective business advantage, tortious interference with contractual relations, breach of contract, deceptive trade practices, libel, slander, conspiracy, the charging, contracting for, taking, reserving, collecting or receiving of interest in excess of the highest lawful rate applicable to the Loan Documents (i.e., usury), any violations of federal or state law, any violations of federal or state banking rules, laws or regulations, including, but not limited to, any violations of Regulation B, Equal Credit Opportunity, bank tying act claims, any violation of the Texas Free Enterprise Antitrust Act or any violation of federal antitrust acts.

Section 5.                                            Severability. In the event any one or more provisions contained in the Warehouse Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

Section 6.                                            Fees and Expenses.  In consideration of Lenders’ agreement to enter into this Amendment, Company shall pay to the Agent on behalf of the Lenders (to be shared in their respective Commitment Percentages) an amendment fee in the amount of $3,000.00, which fee shall be due and payable upon the execution and delivery of this Amendment. Company agrees to pay all out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of the Agent and the Lenders in connection with the preparation, operation, administration and enforcement of this Amendment.

Section 7.                                            Ratification of Agreements.  (a) Except as amended hereby, Company ratifies and confirms that the Warehouse Agreement and all other Loan Documents are and remain in full force and effect in accordance with their respective terms and that all Collateral is unimpaired by this Amendment and secures the payment and performance of all indebtedness and obligations of Company under the Notes, the Warehouse Agreement, and all other Loan Documents, as modified hereby. Company shall execute and deliver a new Note to each Lender in the amount of its new Commitment Amount.

(b)          The undersigned officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Company, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Warehouse Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

(c)          Any reference to the Warehouse Agreement in any Loan Document shall be deemed to be references to the Warehouse Agreement as amended hereby.  Any reference in this Amendment and the other Loan Documents to the Notes shall be deemed to be references to the new Notes executed and delivered by the Company in connection herewith.

Section 8.                                            Authority.   The undersigned officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Company, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Warehouse Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

Section 9.                                            No Waiver.  Company agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Agent and Lenders, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

Section 10.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

Section 11.                                      Counterparts and Gender.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute

one and the same instrument.   Each gender used herein shall include and apply to all genders, including the neuter.

Section 12.                                      NO ORAL AGREEMENTS.  THIS AMENDMENT, THE WAREHOUSE AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS, AS MODIFIED AND AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

EXECUTED this         day of June, 2003 to be effective as of the date first written above.

COMPANY:

SIRVA MORTGAGE, INC.,
an Ohio corporation f/k/a
COOPERATIVE MORTGAGE SERVICES, INC.

By:	/s/ Paul Klemme
PAUL KLEMME, President

Notice Address:

SIRVA MORTGAGE, INC
Attn: Attn: Paul Klemme, President
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
Fax No.: (440) 646-1835

WASHINGTON MUTUAL BANK, F.A., successor
by merger to BANK UNITED, as Agent and a
Lender

By:	/s/ Ben R. Culver
Name:	BEN CULVER
Title:	VP

Notice Address:

Attn: Michael D. McAuley, Managing Director
Mortgage Banker Finance
3200 Southwest Freeway, Suite 1922
Houston, Texas 77027
Facsimile: (713) 543-4292

NATIONAL CITY BANK OF KENTUCKY, as
Documentation Agent and a Lender

By:	/s/ Paul Best
Name:	Paul Best
Title:	Senior Vice President

Notice Address:

NATIONAL CITY BANK OF KENTUCKY
Attn: Mary Jo Reiss, Vice President,
Mortgage Banking
421 West Market Street
Louisville, Kentucky 40202
Fax: (502) 581.4154

EXHIBIT “O”

LENDERS, AGGREGATE COMMITMENT AMOUNT,
AND COMMITMENT AMOUNT

		COMMITMENT AMOUNT
NAME OF LENDER		Prior to and on July 30, 2003	On and After July 31, 2003
Washington Mutual Bank, FA 3200 Southwest Freeway, Suite 1922 Houston, Texas 77027	Tranche A Commitment:	$32,500,000.00	-0	-

	Tranche B Commitment:	$17,500,000.00	$17,500,000.00

National City Bank of Kentucky 101 South Fifth Street, T06K Louisville, Kentucky 40202	Tranche A Commitment:	$14,500,000.00	-0	-

	Tranche B Commitment:	$10,500,000.00	$10,500,000.00

Aggregate Commitment Amount		$75,000,000.00	$28,000,000.00

O-1

EXHIBIT “R”

SWING LINE NOTE

$10,000,000.00	Houston, Texas	June 29, 2003

FOR VALUE RECEIVED, the undersigned, SIRVA MORTGAGE, INC. an Ohio corporation f/k/a COOPERATIVE MORTGAGE SERVICES, INC. (herein called the “Borrower”), hereby promises to pay to the order of WASHINGTON MUTUAL BANK, FA, a federal association (the “Lender” or, together with its successors and assigns, the “Holder”) whose principal place of business is 3200 Southwest Freeway, Suite 1922, Houston, Texas 77027, or at such other place as the Holder may designate from time to time, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or so much thereof as may be outstanding from time to time pursuant to the Third Amended and Restated Warehousing Credit and Security Agreement (the “Agreement’) dated September 30, 2002 among the Borrower and Washington Mutual Bank, FA, in its capacity as one of the lenders and as Agent for the lenders party thereto (including the Lender), as the same may be amended, supplemented, or restated from time to time, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

This Note is issued and delivered under the Agreement and is the Swing Line Note as defined therein and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein.

The entire unpaid principal balance of this Note plus all accrued and unpaid interest shall be due and payable in full on the Termination Date.

This Note may be prepaid in whole or in part at any time without premium or penalty.

Should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, and all costs of collecting this Note, including reasonable attorneys’ fees and expenses.

This Note shall be construed and enforced in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law, and applicable federal laws of the United States of America.

This Note is secured by all security agreements, collateral assignments, deeds of trust and lien instruments executed by the Borrower in favor of the Agent for the benefit of the Lenders, or executed by any other Person as security for this Note, including any executed prior to, simultaneously with, or after the date of this Note.

The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Collateral at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder.

It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary herein or in the Agreement or in any other Loan Document or agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged, or received herein or under the Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from any Event of Default under the Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or any of the Loan Documents which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received, or provided for under this Note of any of the Loan Documents. To the extent that Section 303 of the Texas Finance Code is relevant for purposes of determining the Maximum Rate, the Lender hereby elects to determine the applicable rate ceiling under such statute by the weekly rate ceiling from time to time in effect, subject to the Lender’s right subsequently to change such method in accordance with applicable law.

BORROWER:

SIRVA MORTGAGE, INC.,
an Ohio corporation f/k/a
COOPERATIVE MORTGAGE SERVICES, INC.

By:
Name:
Title: